Exhibit 99.2

First Quarter 2013 Conference Call January 29, 2013

2 Agenda Introduction Company Highlights Business  Update Financial  Overview Questions &  Answers    Mark Davidson    Investor Relations    Randy Snyder    Chairman, Chief Executive Officer and President    Hal Weinstein    Executive Vice President, Sales and Marketing    Greg Hann    Executive Vice President, Chief Financial Officer

3 Disclaimer Safe Harbor Statement The following information contains, or may be deemed to contain, “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995).  Most forward-looking statements contain words that identify them as forward-looking, such as “may”, “plan”, “seek”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “opportunity”, “target”, “goal”, “growing” and “continue” or other words that relate to future events, as opposed to past or current events.  By their nature, forward-looking statements are not statements of historical facts and involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future.  These statements give Wesco Aircraft’s current expectation of future events or its future performance and do not relate directly to historical or current events or Wesco Aircraft’s historical or future performance.  As such, Wesco Aircraft’s future results may vary from any expectations or goals expressed in, or implied by, the forward-looking statements included in this presentation, possibly to a material degree. Wesco Aircraft cannot assure you that the assumptions made in preparing any of the forward-looking statements will prove accurate or that any long-term financial goals will be realized.  All forward-looking statements included in this presentation speak only as of the date made, and Wesco Aircraft undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.  In particular, Wesco Aircraft cautions you not to place undue weight on certain forward-looking statements pertaining to potential growth opportunities, long-term financial projections or goals, future growth or the value we currently ascribe to certain attributes set forth herein.  Actual results may vary significantly from these statements.  Wesco Aircraft’s business is subject to numerous risks and uncertainties, which may cause future results of operations to vary significantly from those presented herein, including those highlighted in the section entitled “Risk Factors” in Wesco Aircraft’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 filed with the Securities and Exchange Commission on November 30, 2012. Wesco Aircraft discloses Adjusted EBITDA and Adjusted Net Income, which are non-GAAP measures its management uses to evaluate its business, because it believes they assist investors and analysts in comparing its performance across reporting periods on a consistent basis by excluding items that Wesco Aircraft does not believe are indicative of its core operating performance. Wesco Aircraft believes these metrics are used in the financial community, and it presents these metrics to enhance investors’ understanding of its operating performance and cash flow. You should not consider Adjusted EBITDA and Adjusted Net Income as an alternative to net income, determined in accordance with GAAP, as an indicator of operating performance, or as an alternative to net cash provided by operating activities, determined in accordance with GAAP, as an indicator of Wesco Aircraft’s cash flow. See the Appendix for reconciliations of Adjusted EBITDA and Adjusted Net Income to GAAP net income.

4 First Quarter 2013 Highlights First quarter revenues of $211.2 million, up 10% compared to Q1 2012  Rest of World segment revenues up by 33% year-over-year First quarter 2013 Adjusted EBITDA of $43.6 million Adjusted Net Income for the first quarter of $24.1 million  First quarter 2013 Adjusted Diluted EPS of $0.25 Completed debt refinancing in Q1 2013 – 5 year, $825 million facility including a $200 million revolver  Generated $3.5 million of free cash flow and repaid $10.0 million of debt during the first quarter

5 First Quarter 2013 Financial Results First quarter revenue of $211.2 million, up 10.0% year over year Ad-hoc increased to 40% of total sales Gross profit margins of 35.1% in Q1 2013 vs. 38.1% in Q1 2012, largely due to faster growth in lower margin EPG sales SG&A expenses for the quarter of $34.7 million compared to $28.2 million in Q1 2012 Adjusted EBITDA for Q1 2013 of $43.6 million, compared to $47.4 million in Q1 2012 +10.0% +7.5% Revenue Revenue Mix Adjusted EBITDA Adjusted EPS 31% 26% 34% 34% 35% 40% Q1 2012 Q1 2013 JIT LTA Adhoc $0.26 $0.25 Q1 2012 Q1 2013 $47.4 $43.6 Q1 2012 Q1 2013

6 Full Year 2013 Outlook Reiterating full year 2013 outlook, expecting continued growth in revenue and earnings $865 - $890 $1.08 - $1.19 $1.14 - $1.19

Appendix 7

8 Non-GAAP Financial Information ‘‘Adjusted Net Income’’ represents Net Income before: (i) amortization of intangible assets, (ii) amortization or write-off of deferred financing costs and original issue discount, or OID,  (iii) unusual or non-recurring items and (iv) the tax effect of items (i) through (iii) above calculated using an assumed effective tax rate. “Adjusted Basic EPS” represents Basic EPS calculated using Adjusted Net Income as opposed to Net Income. “Adjusted Diluted EPS” represents diluted EPS calculated using Adjusted Net Income as opposed to Net Income. ‘‘Adjusted EBITDA’’ represents Net Income before: (i) income tax provision, (ii) net interest expense, (iii) depreciation and amortization, (iv) Carlyle Acquisition related non-cash stock-based compensation expense and (v) unusual or non-recurring items. Wesco utilizes and discusses Adjusted Net Income, Adjusted Basic EPS, Adjusted Diluted EPS and Adjusted EBITDA, which are non-GAAP measures our management uses to evaluate our business, because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. We believe these metrics are used in the financial community, and we present these metrics to enhance investors’ understanding of our operating performance.  You should not consider Adjusted EBITDA and Adjusted Net Income as an alternative to Net Income, determined in accordance with GAAP, as an indicator of operating performance.  Adjusted Net Income, Adjusted Basic EPS, Adjusted Diluted EPS and Adjusted EBITDA are not measurements of financial performance under GAAP, and these metrics may not be comparable to similarly titled measures of other companies. See below for a reconciliation of Adjusted Net Income, Adjusted Basic EPS, Adjusted Diluted EPS and Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

9 Non-GAAP Financial Information  Wesco Aircraft Holdings, Inc. Non-GAAP Financial Information (UNAUDITED) (In thousands, except for per share data)  Three Months Ended December 31, 2012 December 31, 2012 EBITDA & Adjusted EBITDA Net income $18,426 $23,178 Provision for income taxes 9,417 15,365 Interest and other, net 11,377 6,514 Depreciation and amortization 2,916 2,382 EBITDA 42,136 47,439 Unusual or non-recurring items 1,454 - Adjusted EBITDA $43,590 $47,439  Adjusted Net Income Net income $18,426 $23,178 Amortization of intangible assets 1,663 923 Amortization of deferred financing costs 5,664 998 Unusual or non-recurring items 1,454 - Adjustments for tax effect (3,082) (768) Adjusted Net Income $24,125 $25,331  Adjusted Basic Earnings per Share Weighted-average number of basic shares outstanding 92,514 91,198 Adjusted Net Income Per Basic Shares $0.26 $0.27  Adjusted Diluted Earnings Per Share Weighted-average number of diluted shares outstanding 95,179 94,979 Adjusted Net Income Per Diluted Shares $0.25 $0.26